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                                                                  EXHIBIT 10(a)2


                     ALLETE EXECUTIVE ANNUAL INCENTIVE PLAN
                                   2005 GOALS

For all eligible participants except for the President of ALLETE Properties, Inc., 2005 financial performance measures include a 25% weighting on consolidated Net Income from Continuing Operations (NICO) and Operating Free Cash Flow (OFCF) and a 75% weighting on NICO and OFCF excluding real estate operations. Nonfinancial goals include safety, environmental, customer service and reliability, and business support.